Exhibit 10.3

BRAND LICENSING AGREEMENT

This BRAND LICENSING AGREEMENT (this “AGREEMENT”) dated as of October 31, 2008, is by and between Brink’s Network, Incorporated, a Delaware corporation (“LICENSOR”), and Brink’s Home Security Holdings, Inc., a Virginia corporation (“LICENSEE”).

W I T N E S S E T H

WHEREAS The Brink’s Company and LICENSEE are parties to a Separation and Distribution Agreement dated as of October 31, 2008 (the “SEPARATION AND DISTRIBUTION AGREEMENT”), pursuant to which, among other things, The Brink’s Company and LICENSEE agreed that LICENSOR and LICENSEE shall execute a brand licensing agreement; and

WHEREAS, LICENSEE desires to provide SERVICES, as hereinafter defined, and to market PRODUCTS, as hereinafter defined, utilizing the TRADE SYMBOLS, as hereinafter defined, in the TERRITORY, as hereinafter defined, under grant of license by LICENSOR.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Definitions

Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the SEPARATION AND DISTRIBUTION AGREEMENT. For the purposes of this AGREEMENT, the following terms shall have the following meanings:

“BHS DOMAIN NAMES” shall mean each of mybrinks.com, brinksbusinesssecurity.com, brinkshomesecurity.com, brinkshometechnologies.com, brinksauthorizeddealer.com and brinkshomesecurityholdings.com.

“BHS TRADE SYMBOLS” shall mean any of the TRADE SYMBOLS identified in Schedule A as a “BHS TRADE SYMBOL”.

“BUSINESS DAY” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in either Virginia or Texas.

“COMPETITOR” shall mean any entity that is engaging, directly or indirectly, in (a) the provision of secured transportation, cash logistics, guarding or other related services anywhere in the world or (b) the provision, rental, installation, servicing, repair, distribution, storage, monitoring and maintenance of commercial or residential security systems outside the TERRITORY.

“EQUITY INTERESTS” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a PERSON, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“PRODUCTS” shall mean any apparatus, component and/or software program used, marketed, leased or sold in the performance of the SERVICES by LICENSEE.

“SEC” shall mean the United States Securities and Exchange Commission.

“SERVICES” shall mean (a) the provision, rental, installation, servicing, repair, distribution, storage, monitoring and maintenance of (i) security alarm systems for business and residential premises, including any (A) video surveillance systems, (B) fire, carbon dioxide, water, temperature, intrusion and/or medical emergency alarm components and (C) electronic card access systems, in each case, comprising such security alarm systems, and (ii) personal emergency response systems for senior citizens; (b) the provision of personal identity protection services; and (c) the marketing, packaging, advertising and promotion of any of the services listed in this definition.

“TERM” shall have the meaning set forth in Section 8.

“TERRITORY” shall mean the United States of America, Puerto Rico and Canada.

“TRADE SYMBOLS” shall mean any of the trademarks, trade names, logos, domain names, slogans, labels, copyrights, emblems, insignia and other trade identifying symbols listed in Schedule A.

“WHOLLY OWNED SUBSIDIARY” shall mean a SUBSIDIARY of LICENSEE all the outstanding EQUITY INTERESTS of which (other than (x) directors’s qualifying shares and (y) shares issued to a foreign national to the extent required by applicable law) are owned by LICENSEE and/or by one or more WHOLLY OWNED SUBSIDIARIES.

2.	Grant of Right to Use of the TRADE SYMBOLS

(a)           Subject to the terms and conditions set forth in this AGREEMENT, LICENSOR hereby grants to LICENSEE during the TERM an exclusive, nontransferable (except as provided in Section 17) license to use the TRADE SYMBOLS in relation to the SERVICES and PRODUCTS within the TERRITORY.

(b)           LICENSEE shall not have the right to grant sublicenses to the right to use the TRADE SYMBOLS without the prior written approval of LICENSOR, which LICENSOR may refuse in its sole discretion. Notwithstanding the foregoing, LICENSEE may, without LICENSOR’s approval (subject to LICENSEE’s compliance with the last sentence of Section 12), sublicense its rights hereunder to (i) any WHOLLY OWNED SUBSIDIARY or (ii) any agent, subcontractor, dealer, distributor or other representative of LICENSEE or of a WHOLLY OWNED SUBSIDIARY sublicensed under clause (i) of this Section 2(b) solely to the extent necessary to enable such agent, subcontractor, dealer, distributor or other representative to provide SERVICES or PRODUCTS for or on behalf of LICENSEE or such WHOLLY OWNED SUBSIDIARY, provided that such sublicense shall be subject to the terms and conditions of this AGREEMENT and; provided further, that such sublicense shall terminate automatically upon such sublicensee’s ceasing to be a WHOLLY OWNED SUBSIDIARY, agent, subcontractor, dealer, distributor or other representative, as applicable, of LICENSEE or of a WHOLLY OWNED SUBSIDIARY. LICENSEE shall be responsible for each such sublicensee’s compliance with the terms of this AGREEMENT and such sublicense and shall be liable for any breach of this AGREEMENT and such sublicense by each such sublicensee.

(c)           LICENSOR reserves to itself, for its own use and/or the use of its AFFILIATES and licensees, in or outside the TERRITORY, the right to use the TRADE SYMBOLS (other than the BHS TRADE SYMBOLS in the TERRITORY), either alone or as a component of another trademark, trade name, slogan, logo, domain name, label copyright, emblem, insignia or other trade identifying symbol, except in relation to RESTRICTED ACTIVITIES (as defined in the NON-COMPETE AGREEMENT), and nothing in this AGREEMENT shall prohibit, limit or restrict LICENSOR from licensing or otherwise disposing of such use, in or outside the TERRITORY, including during the TERM, to any other PERSON.  Notwithstanding the foregoing, none of LICENSOR, its AFFILIATES or licensees shall have the right, during the TERM, to use any of the BHS TRADE SYMBOLS, whether or not in relation to the SERVICES or PRODUCTS, anywhere in the TERRITORY.

(d)           Notwithstanding the foregoing, LICENSEE acknowledges that all rights granted under this AGREEMENT are subject to all rights granted under the Trademark License Agreement dated as of January 1, 2005, between Hampton Products International, Corp. and Brink’s Guarding Services, Inc., as amended from time to time (subject to the limitations set forth in the NON-COMPETE AGREEMENT).

3.	Quality Control

(a)           The permitted use by LICENSEE of the TRADE SYMBOLS shall be subject to instructions of LICENSOR furnished to LICENSEE from time to time, and shall be made only in relation to the SERVICES and PRODUCTS that conform to standards and specifications, if any, furnished and/or approved, from time to time in writing, by LICENSOR, such approval not to be unreasonably withheld. LICENSEE shall not offer for sale or provide any of the SERVICES or PRODUCTS and shall assure that no other entity that participates with LICENSEE in the provision of the SERVICES or PRODUCTS shall offer for sale or provide any such SERVICES or PRODUCTS (i) that are of a quality or a standard inferior to the quality or standard being provided by LICENSEE or any of its SUBSIDIARIES on the date of this AGREEMENT or (ii) that will tend to injure the reputation and goodwill attached to the TRADE SYMBOLS.

(b)           LICENSEE shall be permitted to use any designs, materials, packages, labels, promotional materials and advertising materials in relation to the SERVICES and PRODUCTS that were in use, or approved by LICENSOR or Brink’s Guarding Services, Inc., prior to the DISTRIBUTION DATE; provided, however, that in the event that, after the DISTRIBUTION DATE, any such design, material, package, label, promotional material or advertising material is materially modified, or the manner in which any of the foregoing is used is proposed to be materially modified, LICENSEE shall obtain the written approval of LICENSOR (such approval not to be unreasonably withheld) for such design, material, package, label, promotional material, advertising material or such modified use thereof prior to any use thereof.

4.	Inspection

LICENSEE shall at all times and in all places permit LICENSOR, by representatives designated by LICENSOR, to inspect the SERVICES and PRODUCTS provided by LICENSEE under the TRADE SYMBOLS and any marketing material used by LICENSEE in marketing the SERVICES and PRODUCTS. At all times, LICENSEE shall comply with the reasonable quality control procedures furnished or approved, from time to time, by LICENSOR.

5.	Title to the TRADE SYMBOLS

(a)           LICENSEE recognizes LICENSOR’s rights, title and interest to the TRADE SYMBOLS and shall not, at any time, do or suffer to be done, or assist any third party to do or suffer to be done, any act or thing that will in any way impair the rights, title and interest of LICENSOR in and to any of the TRADE SYMBOLS. Except as provided in Section 5(k), LICENSEE shall not acquire or attempt to acquire, or assist any third party in acquiring or attempting to acquire, title to the TRADE SYMBOLS, and shall not claim title or assist any third party in claiming title to the TRADE SYMBOLS. All use of the TRADE SYMBOLS by LICENSEE, and the goodwill connected therewith and symbolized thereby, shall at all times inure to the exclusive benefit of LICENSOR. LICENSEE shall use the appropriate statutory symbol for a registered mark or the common law symbol for an unregistered mark, as the case may be, with all uses of the TRADE SYMBOLS. Except as provided in Section 5(k), neither LICENSEE nor any SUBSIDIARY of LICENSEE or sublicensee pursuant to Section 2(b) shall register, without the express written permission of LICENSOR, the TRADE SYMBOLS or any marks, words, symbols, phrases, designs, trademarks, trade names, slogans, labels, copyrights, emblems, insignia, packages, logos, domain names, corporate names or any other trade identifying symbols that are confusingly similar to the TRADE SYMBOLS or that otherwise use the word "Brink's" or any derivation or variation thereof anywhere in the world. LICENSEE agrees not to assert any right or interest in any of the TRADE SYMBOLS or any marks using the word “Brink’s” or any derivation or variation thereof except as expressly provided for by this AGREEMENT or any subsequent agreement with LICENSOR or any authorized AFFILIATE of LICENSOR.

(b)           LICENSEE and its sublicensees pursuant to Section 2(b) shall not use, and shall not cause or permit any third party to use, the TRADE SYMBOLS in any unlawful or deceptive manner or in any other way that is likely to directly or indirectly tarnish, dilute, denigrate, diminish, lessen the value of or invalidate any of the TRADE SYMBOLS or the consumer’s perception of any of the TRADE SYMBOLS. LICENSEE shall promptly notify LICENSOR in writing when it becomes aware of any such use in any part of the world. Any violation of this Subsection 5(b) shall constitute a material breach of this AGREEMENT.

(c)           LICENSEE further undertakes that in the event any potential infringement of the rights of LICENSOR to any of the TRADE SYMBOLS in the TERRITORY comes to the notice of LICENSEE prior to the termination, cancelation or expiration of this AGREEMENT, LICENSEE shall promptly notify LICENSOR. LICENSEE shall join with LICENSOR, if requested by LICENSOR, in taking such steps as LICENSOR deems advisable against the potential infringement of the LICENSOR’s rights to any of the TRADE SYMBOLS. LICENSOR shall be liable for all costs and expenses, including without limitation attorneys’ fees, incurred at any time associated with taking such steps in respect of the TRADE SYMBOLS, excluding the BHS TRADE SYMBOLS. LICENSEE and LICENSOR shall equally share any costs and expenses incurred prior to termination, cancelation or expiration of this AGREEMENT associated with taking such steps in respect of the BHS TRADE SYMBOLS. In the event that LICENSOR elects not to take action in respect of any of the TRADE SYMBOLS, LICENSEE may, with LICENSOR’s written approval, and at LICENSEE’s own expense, proceed in taking steps against the potential infringement necessary for the protection of rights in the TRADE SYMBOLS.

(d)           All costs associated with registering, maintaining or renewing any TRADE SYMBOL shall be borne by LICENSOR. Except as praovided in Section 5(k), LICENSOR shall continue to maintain registration of any registered TRADE SYMBOL prior to termination, cancelation or expiration of this AGREEMENT.

(e)           LICENSEE shall, at LICENSOR’s request, execute, acknowledge and deliver to LICENSOR any documents and/or instruments that LICENSOR may, from time to time, deem necessary or desirable to evidence, protect, enforce or defend its rights or title in and to the TRADE SYMBOLS.

(f)           BHS, Inc. hereby transfers to LICENSOR, effective upon termination, cancelation or expiration of this AGREEMENT, all domain names (including the BHS DOMAIN NAMES and each of the domain names listed in Schedule A) owned by, or registered in the name of, LICENSEE or any of its SUBSIDIARIES or other AFFILIATES that include the word “Brink’s”, or any derivation or variation thereof, or any of the other TRADE SYMBOLS. LICENSOR and BHS, Inc. shall, upon request by LICENSOR at any time after termination, cancelation or expiration of this AGREEMENT, execute and deliver all such documents, and take all such other actions, as are necessary or, in the reasonable opinion of LICENSOR, advisable to effect and evidence the transfer of such domain names (including the BHS DOMAIN NAMES and each of the domain names listed in Schedule A) to LICENSOR pursuant to the immediately preceding sentence. Within ten days after termination, cancelation or expiration of this AGREEMENT, LICENSOR agrees to pay to BHS, Inc. a total amount of $100 in cash in respect of such transfer. LICENSEE further agrees not to effect any sale, transfer or other disposition of any domain name referred to in this Section 5(f) to any PERSON other than LICENSOR (except to an assignee of LICENSEE’s rights and obligations under this AGREEMENT pursuant to Section 17).

(g)           Upon termination, cancelation or expiration of this AGREEMENT, LICENSEE shall, and shall cause each SUBSIDIARY and other AFFILIATE of LICENSEE to, terminate (or, if requested by LICENSOR, transfer to LICENSOR) all registrations in the name of LICENSEE or such SUBSIDIARY or other AFFILIATE, as the case may be, in any federal, state or foreign office, of any  trademarks, trade names, logos, domain names, slogans, labels, copyrights, emblems, insignia and other trade identifying symbols included in the TRADE SYMBOLS or that otherwise contain the word "Brink’s" or any derivation or variation thereof (other than domain names required to be transferred to LICENSOR pursuant to Section 5(f)).

(h)           Upon termination, cancelation or expiration of this AGREEMENT, (i) LICENSEE and its sublicensees pursuant to Section 2(b) shall immediately discontinue and shall thereafter refrain from using the TRADE SYMBOLS, or any of them, in any way or for any purpose whatsoever, and shall not use, at any time, any trademarks, trade names, logos, domain names, trade names, slogans, labels, copyrights, emblems, insignia, packages and other trade identifying symbols that are confusingly similar to any of the TRADE SYMBOLS or that otherwise contain the word “Brink’s” or any derivation or variation thereof and (ii) all restrictions contained herein on the use of the TRADE SYMBOLS by LICENSOR and its AFFILIATES and licensees shall cease to be effective; provided, however, that (A) LICENSEE may, subject to LICENSEE’s obligations to pay royalties to LICENSOR and otherwise comply with the terms and provisions of this AGREEMENT as so terminated, in the regular course of business in the TERRITORY, distribute any stock of goods used in providing the SERVICES or PRODUCTS remaining in its hands at the termination, cancelation or expiration of this AGREEMENT, within a period of six months after the date of termination, cancelation or expiration of this AGREEMENT, (B) LICENSEE shall not have any obligation to (or to cause its sublicensees pursuant to Section 2(b) to) remove any TRADE SYMBOLS from any PRODUCTS installed prior to the date of termination, cancelation or expiration of this AGREEMENT in any residence or place of business of any former or current customer of LICENSEE or any of its SUBSIDIARIES, whether such PRODUCTS are owned by LICENSEE or any of its SUBSIDIARIES, by such former or current customer or by a third party, and (C)  for a period of two years after termination, cancelation or expiration of this AGREEMENT, LICENSOR shall, at LICENSEE’s expense, (x) cooperate with LICENSEE to maintain registration of the BHS DOMAIN NAMES and use reasonable efforts to redirect internet users that attempt to access any BHS DOMAIN NAME to the domain name adopted by LICENSEE for its continuing business to replace such BHS DOMAIN NAME that is provided by LICENSEE to LICENSOR in writing for this purpose and (y) provide a link on the Brink’s website "www.brinks.com" to up to three websites to be adopted by LICENSEE for its continuing business that are provided by LICENSEE to LICENSOR for this purpose, in each case pursuant to arrangements reasonably satisfactory to LICENSOR and LICENSEE, provided that LICENSEE shall indemnify LICENSOR in respect of any claims arising at any time, directly or indirectly, from LICENSOR’s compliance with this clause (C) on the terms set forth in Section 13 (treating such claims as having arisen in connection with LICENSEE’s performance under this AGREEMENT). Notwithstanding any provision herein to the contrary, this Subsection (h) shall survive the termination, cancelation or expiration of this AGREEMENT.

(i)           LICENSEE shall use reasonable best efforts to amend its Articles of Incorporation and Bylaws (including by filing all documents necessary or otherwise reasonably requested by LICENSOR), no later than the first shareholder meeting of LICENSEE during the calendar year 2011,  to the extent necessary to change its corporate name to remove all references to the word “Brink’s”, or any derivation or variation thereof, and each other TRADE SYMBOL (and any other term that is confusingly similar to “Brink’s”). In furtherance of and without in any way limiting the foregoing, LICENSEE shall include in the proxy statement for its first meeting of shareholders scheduled to occur during the calendar year 2011 (unless approved at an earlier shareholder meeting of LICENSEE) a proposal to effect such change in LICENSEE’s corporate name and recommendation that its shareholders approve such change.

(j)           Notwithstanding anything in this AGREEMENT to the contrary, following the termination, cancelation or expiration of this AGREEMENT, none of LICENSEE, any SUBSIDIARY or other AFFILIATE of LICENSEE or any agent, subcontractor, dealer, distributor or other representative of LICENSEE or any such SUBSIDIARY sublicensed pursuant to Section 2(b) shall have any right to use the word “Brink’s”, or any derivation or variation thereof, or any of the other TRADE SYMBOLS licensed hereunder as part of its corporate name.

(k)          Notwithstanding anything in this AGREEMENT to the contrary, at all times prior to termination, cancelation or expiration of this AGREEMENT, BHS Inc. shall maintain, at LICENSOR’s expense, its registration of each of the domain names listed in Schedule A.  Subject to the right of LICENSEE to (1) use email addresses that use the domain name “brinks.com” for the term provided in the TRANSITION SERVICES AGREEMENT and (2) use the BHS DOMAIN NAMES (in accordance with the terms and subject to the conditions of this AGREEMENT), LICENSEE hereby grants LICENSOR exclusive access to, control over and use of each of the domain names listed in Schedule A for any purpose whatsoever on a royalty-free basis.  At all times prior to termination, cancelation or expiration of this AGREEMENT, LICENSOR agrees to provide a link on the Brink’s website “www.brinks.com” to up to three websites to be adopted by LICENSEE for its continuing business, such websites to be provided by LICENSEE to LICENSOR for this purpose, in each case pursuant to arrangements reasonably satisfactory to LICENSEE and LICENSOR; provided that LICENSEE shall indemnify LICENSOR in respect of any claims arising at any time, directly or indirectly, from LICENSOR’s compliance with this sentence on the terms set forth in Section 13 (treating such claims as having arisen in connection with LICENSEE’s performance under this AGREEMENT).  Notwithstanding any provision herein to the contrary, the immediately preceding sentence shall survive the termination, cancelation or expiration of this AGREEMENT.

6.	License Fees

(a)           LICENSEE shall pay to LICENSOR, in consideration of the license granted to LICENSEE by LICENSOR hereunder, a royalty of 1.25% of NET REVENUES, as hereinafter defined (the “ROYALTY AMOUNTS”). The ROYALTY AMOUNTS shall be payable quarterly with respect to each fiscal quarter of LICENSEE ending after the DISTRIBUTION DATE but on or before the last day of the first fiscal quarter of LICENSEE ending after the termination, cancellation or expiration of this AGREEMENT.

(b)           The term NET REVENUES shall mean, in respect of any fiscal quarter of LICENSEE, the amount reported by LICENSEE as “Revenues” for such fiscal quarter in its financial statements filed with the SEC (or, if not so reported on or before the date on which LICENSEE is required to render a statement of account with respect to such fiscal quarter pursuant to Subsection 6(d), as determined in accordance with GAAP and the requirements of the SEC applicable to quarterly reports on Form 10-Q) less the provision for uncollectible accounts receivable for such fiscal quarter (as set forth in such financial statements or so determined in accordance with GAAP and such SEC requirements, as applicable). Notwithstanding the immediately preceding sentence, (i) in respect of the period beginning on the DISTRIBUTION DATE and ending on the last day of the first fiscal quarter of LICENSEE ending after the DISTRIBUTION DATE, the term NET REVENUES shall mean the NET REVENUES (determined as provided in the first sentence of this Subsection) for the fiscal quarter of LICENSEE during which the DISTRIBUTION DATE occurred, multiplied by the number of days from (and including) the DISTRIBUTION DATE to (and including) the last day of the first fiscal quarter of LICENSEE ending after the DISTRIBUTION DATE, divided by the total number of days in such fiscal quarter, and (ii) in respect of the first fiscal quarter of LICENSEE ending after the termination, cancelation or expiration of this AGREEMENT, the term NET REVENUES shall mean the NET REVENUES (determined as provided in the first sentence of this Subsection) for the fiscal quarter of LICENSEE during which such termination, cancellation or expiration occurs, multiplied by the number of days in such fiscal quarter of LICENSEE prior to such termination, cancellation or expiration, divided by the total number of days in such fiscal quarter. Notwithstanding the foregoing, NET REVENUES shall exclude the revenues of (i) any PERSON, or business unit or division of any PERSON, acquired by LICENSEE or any SUBSIDIARY of LICENSEE after the DISTRIBUTION DATE and (ii) any PERSON merged or consolidated with or into LICENSEE or any SUBSIDIARY of LICENSEE after the DISTRIBUTION DATE solely to the extent that, in the case of each of clauses (i) and (ii), (A) such PERSON does not become a sublicensee of LICENSOR pursuant to Section 2(b), (B) none of the TRADE SYMBOLS are used in connection with the sale of PRODUCTS or provision of SERVICES by such PERSON, business unit or division and (C) the operations of such PERSON, business unit or division after the date of such acquisition, merger or consolidation are conducted separately from, and remain sufficiently distinct from, the operations of LICENSEE and its SUBSIDIARIES in existence prior to such acquisition, merger or consolidation such that it is reasonable to conclude that the sale of PRODUCTS and provision of SERVICES by such PERSON, business unit or division are not benefiting from the use of the TRADE SYMBOLS by LICENSEE and its SUBSIDIARIES.

(c)           LICENSEE shall maintain itemized, complete and accurate books of account with respect to its performance under this AGREEMENT.

(d)           LICENSEE shall render to LICENSOR a statement of account, certified by a financial officer of LICENSEE, of the NET REVENUES and computations of the ROYALTY AMOUNTS for each fiscal quarter of LICENSEE (including the first fiscal quarter of LICENSEE ending after the termination, cancelation or expiration of this AGREEMENT) within 40 days after the end of such fiscal quarter. The ROYALTY AMOUNTS determined to be due to LICENSOR hereunder with respect to each fiscal quarter (or portion of the first fiscal quarter of LICENSEE ended after the DISTRIBUTION DATE or portion of the first fiscal quarter of LICENSEE ending after the termination, cancelation or expiration of this AGREEMENT) shall be paid to LICENSOR within 45 days after the end of such fiscal quarter.

(e)           In the event of termination, cancelation or expiration of this AGREEMENT, in addition to the ROYALTY AMOUNTS, LICENSEE shall pay to LICENSOR a royalty of 1.25% of INVENTORY REVENUES, as hereinafter defined (the “INVENTORY AMOUNTS”). The INVENTORY AMOUNTS shall be payable monthly with respect to each month ended after the termination, cancellation or expiration of this AGREEMENT during which any goods are sold, pursuant to Section 5(h), by LICENSEE or its sublicensees pursuant to Section 2(b).  For the purposes of this Subsection (e), INVENTORY REVENUES shall mean, in respect of any month, the amount actually invoiced by LICENSEE or its sublicensees pursuant to Section 2(b) for goods sold during such month pursuant to Section 5(h). LICENSEE shall render to LICENSOR a statement of account, certified by a financial officer of LICENSEE, of the INVENTORY REVENUES and computations of the INVENTORY AMOUNTS for the first month ending after the termination, cancellation or expiration of this AGREEMENT and each subsequent month during which goods were so sold pursuant to Section 5(h). The INVENTORY AMOUNTS determined to be due to LICENSOR pursuant to this Subsection (e) in respect of any month shall be paid to LICENSOR within 30 days after the end of such month.

(f)           Notwithstanding anything to the contrary contained herein, any payment that would otherwise be due and payable to LICENSOR hereunder on a day that is not a BUSINESS DAY shall not be due and payable until the first BUSINESS DAY after such day.

(g)           In the event that LICENSEE does not make any payment required under the provisions of this AGREEMENT, including payments required after the termination, cancelation or expiration of this AGREEMENT, to LICENSOR when due in accordance with the terms hereof, LICENSOR shall, at its option, charge LICENSEE interest on the unpaid amount at the rate of 2% per annum above the prime rate charged by JPMorgan Chase Bank, N.A. (or its successor). LICENSEE shall keep complete and accurate records of the sales of the SERVICES and PRODUCTS, including all information relevant to the computation of the ROYALTY AMOUNTS due hereunder. LICENSOR may review or may designate, at its expense, a recognized firm of public accountants to review the accounts of LICENSEE to determine whether proper accounting and payments have been made; provided, however, that if there is an error in favor of LICENSEE in excess of 2% in computing such accounting, all expenses in connection with such review shall be borne by LICENSEE.

(h)           All payments due to LICENSOR hereunder shall be made to LICENSOR in United States dollars at LICENSOR’s Treasurer’s office by wire transfer in immediately available funds to an account specified by LICENSOR, or at such other place or in such other manner as may be designated by LICENSOR in writing.

(i)           Any taxes, duties or imposts, other than income or profit taxes, assessed or imposed upon the sums due hereunder to LICENSOR or upon or with respect to this AGREEMENT, shall be borne and discharged by LICENSEE and no part thereof shall be deducted from any amount payable to LICENSOR under any clause of this AGREEMENT, said amounts to be net to LICENSOR, free of any and all deductions, (other than for such income or profit taxes) except as otherwise provided herein.

(j)           Notwithstanding any provision herein to the contrary, this Section 6 shall survive the termination, cancelation or expiration of this AGREEMENT.

7.	Disclaimer of Warranty

While LICENSOR believes that none of the TRADE SYMBOLS licensed hereunder will infringe any rights, trademarks or other property interests owned by any other PERSON, LICENSOR does not warrant that any TRADE SYMBOLS do not or will not infringe on any rights, trademarks or other property interests in any part of the world. LICENSOR agrees to indemnify LICENSEE and its AFFILIATES and each of their respective officers, directors, employees, contractors, agents, dealers and representatives against, and to hold such persons harmless from, any and all founded and unfounded claims, suits, losses, damages, liabilities, costs and/or expenses, including reasonable attorneys’ fees, arising out of or in connection with any infringement by any of the TRADE SYMBOLS, excluding the BHS TRADE SYMBOLS, on any rights, trademarks or other property interests in any part of the world. LICENSEE and LICENSOR shall equally share the costs of all claims, suits, losses, damages, liabilities, costs and/or expenses, including reasonable attorneys’ fees, made, brought or incurred prior to termination, cancelation or expiration of this AGREEMENT arising out of any infringement of any of the BHS TRADE SYMBOLS on any rights, trademarks or other property interests in any part of the world (such costs, the “SHARED COSTS”), and each of LICENSOR and LICENSEE shall indemnify the other, and its AFFILIATES and each of their respective officers, directors, employees, contractors, agents, dealers and representatives against, and hold such persons harmless from, the portion of any SHARED COSTS incurred by such persons in excess of 50% of such SHARED COSTS. LICENSEE shall promptly notify LICENSOR in writing when it becomes aware of any claim by any third party that any of the TRADE SYMBOLS infringes any rights, trademarks or other property interests in any part of the world.

8.	Term

This AGREEMENT shall commence on the DISTRIBUTION DATE and shall continue in force for a period of three years thereafter (the “TERM”) unless earlier terminated as provided by any applicable law or in accordance with Section 9.

9.	Termination

(a)           LICENSEE may terminate this AGREEMENT in its entirety on 30 days prior written notice to LICENSOR.

(b)           Either party to this AGREEMENT shall have, in addition to any other rights and remedies it may have, the right to terminate this AGREEMENT on ten days’ prior written notice to the other, if the other party shall breach or default in the performance of any material provision of this AGREEMENT; provided, however, that if it is possible for such breach or default to be cured and the party receiving such notice of termination shall cure such breach or default within a 30-day period after receipt of such notice, then this AGREEMENT shall continue in full force and effect.

(c)           LICENSOR shall have the right, notwithstanding any other provisions of this AGREEMENT, and in addition to any other rights and remedies it may have, to terminate this AGREEMENT forthwith and at any time if LICENSEE becomes insolvent; or if LICENSEE files a petition in bankruptcy or insolvency; or if LICENSEE is adjudicated bankrupt or insolvent; or if LICENSEE files any petition or answer seeking reorganization, readjustment or arrangement of LICENSEE’s business under any law relating to bankruptcy or insolvency; or if a receiver, trustee or liquidator is appointed for any of the property of LICENSEE and within 60 days thereof LICENSEE fails to secure a dismissal thereof; or if LICENSEE makes any assignment for the benefit of creditors; or in the event of government expropriation of a material portion of the assets of LICENSEE.

(d)           If LICENSEE shall fail to pay any financial obligation to LICENSOR incurred by it under this AGREEMENT within ten days after notice from LICENSOR, then LICENSOR shall have the right, notwithstanding Subsection (b) of this Section 9 or any other provisions of this AGREEMENT, and in addition to any other rights and remedies it may have, to terminate this AGREEMENT forthwith.

(e)           Notwithstanding any other provision of this AGREEMENT, if any COMPETITOR is, or becomes, an AFFILIATE of LICENSEE or merges or consolidates with or into LICENSEE, whether or not such COMPETITOR is the surviving entity, then LICENSOR shall have the right to terminate this AGREEMENT upon 180 days’ prior written notice to LICENSEE.

(f)           In any event, no termination, cancelation or expiration of this AGREEMENT shall prejudice the right of either party hereto to recover any payment due at the time of termination, cancelation or expiration (or any payment accruing as a result thereof), nor shall it prejudice any cause of action or claim of either party hereto accrued or to accrue by reason of any breach or default by the other party hereto.

10.	Confidentiality

This AGREEMENT and the information provided to each party hereunder shall be subject to the confidentiality provisions set forth in Sections 7.07 and 7.08 of the SEPARATION AND DISTRIBUTION AGREEMENT.

11.	Exoneration from Responsibility

None of LICENSOR or its AFFILIATES or any of their respective officers, directors, employees, agents, dealers, contractors or other representatives shall have any responsibility for the provision of the SERVICES or use or marketing of the PRODUCTS contemplated under this AGREEMENT or for any decisions that may be made in connection therewith.

12.	Insurance

LICENSEE agrees to maintain throughout the TERM and for at least three years after the termination, cancelation or expiration of this AGREEMENT, at LICENSEE’s sole cost and expense, Comprehensive General Liability insurance, including contractual liability, product and completed operations and errors and omissions liability on a worldwide basis and advertising liability, including coverage for punitive damages to the extent permitted by applicable law, applicable to the SERVICES and PRODUCTS covering both LICENSOR and LICENSEE and each of their respective AFFILIATES for claims made anywhere in the world with at least a Bodily Injury and Property Damage Liability Combined Single Limit of U.S. $50,000,000. Such policies shall name LICENSOR as an additional insured and contain a broad form vendors endorsement in favor of such additional insured. LICENSEE shall obtain such insurance from a qualified insurance company (a) having an A-VIII rating from A.M. Best or (b) if having less than an A-VIII rating from A.M. Best, reasonably satisfactory to LICENSOR. LICENSEE shall deliver to LICENSOR (i) promptly after execution of this AGREEMENT, a copy of such insurance policies, in effect as of the DISTRIBUTION DATE, evidencing such coverage and (ii) promptly after LICENSEE obtains any new, renewal or replacement insurance policy required by this Section 12 at any time after the DISTRIBUTION DATE, a copy of such new, renewal or replacement insurance policy. All insurance policies required by this Section 12 shall provide that such insurance policies shall  not be canceled, non-renewed, allowed to expire or materially changed except on 60 days’ prior written notice to LICENSOR. If LICENSEE shall fail to maintain any insurance required by this Section 12, LICENSOR may obtain such insurance and charge the cost thereof to LICENSEE or may treat such failure as a breach of a material provision of this AGREEMENT. Notwithstanding any provision in this AGREEMENT to the contrary, LICENSEE shall not grant any sublicenses under Section 2(b) to any third party (other than a WHOLLY OWNED SUBSIDIARY) and shall not otherwise enter into any arrangement whereby any agent, subcontractor, dealer, distributor, representative of LICENSEE or other PERSON shall provide SERVICES or PRODUCTS for or on behalf of LICENSEE or a WHOLLY OWNED SUBSIDIARY unless (i) such agent, subcontractor, dealer, distributor, representative of LICENSEE or other PERSON obtains insurance to the same extent that LICENSEE is required to maintain insurance pursuant to this Section 12, which insurance shall comply with all requirements applicable to the insurance that LICENSEE is required to maintain pursuant to this Section 12, or (ii) the insurance policies obtained by LICENSEE pursuant to this Section 12 provide coverage (including for the benefit of LICENSOR) in respect of the activities of such agent, subcontractor, dealer, distributor, representative of LICENSEE or other PERSON as if such activities were being conducted by LICENSEE.

13.	Indemnification

LICENSEE agrees to indemnify LICENSOR and its AFFILIATES and each of their respective officers, directors, employees, contractors, agents, dealers and representatives against, and to hold such persons harmless from, any and all founded and unfounded claims, suits, damages, liabilities, losses, costs and/or expenses, including reasonable attorneys’ fees, arising out of or in connection with LICENSEE’s performance or failure to perform or any of its sublicensee’s (pursuant to Section 2(b)) performance or failure to perform under this AGREEMENT and/or for copyright infringement, patent infringement and/or unfair competition caused by or arising out of the provision of the SERVICES and/or the manufacture, use, marketing, advertising, distribution or sale of the PRODUCTS. In addition, without limiting the foregoing, LICENSEE agrees to indemnify LICENSOR and its AFFILIATES and each of their respective officers, directors, employees, contractors, agents, dealers and representatives against, and shall hold such persons harmless from, any and all founded and unfounded claims, suits, damages, liabilities, losses, consequential damages, costs and/or expenses, including attorneys’ fees, arising out of or in connection with allegations that LICENSEE’s use or any of its sublicensee’s (pursuant to Section 2(b)) use of the TRADE SYMBOLS constitutes false, deceptive or misleading advertising. In addition, without limiting the foregoing, LICENSEE agrees to indemnify LICENSOR and its AFFILIATES and each of their respective officers, directors, employees, contractors, agents, dealers and representatives against, and shall hold such persons harmless from, any and all founded and unfounded claims, suits, damages, losses, consequential damages, liabilities, costs and/or expenses, including attorneys’ fees, arising out of the sale, advertising, use, performance and/or alleged defects of the SERVICES or PRODUCTS.  LICENSEE will take all necessary steps to ensure that (a) any claim tendered by LICENSOR to LICENSEE as described in Section 5.06(a) of the SEPARATION AND DISTRIBUTION AGREEMENT for indemnity and defense pursuant to this Section 13 and (b) any claim tendered by any third party to LICENSEE for which LICENSOR would be indemnified pursuant to this Section 13, in each case, is promptly and properly filed with LICENSEE’s insurer in order to effect coverage for LICENSOR for such claim under LICENSEE’s insurance policy(ies).

14.	Dispute Resolution

All disputes, controversies, and claims directly or indirectly arising out of or in relation to this AGREEMENT or any schedule hereto or the validity, interpretation, construction, performance, breach or enforceability of this AGREEMENT or any schedule hereto shall be finally, exclusively and conclusively settled in accordance with the provisions of Article VIII of the SEPARATION AND DISTRIBUTION AGREEMENT, which shall apply mutatis mutandis to this Agreement.

15.	Miscellaneous

Except as otherwise expressly set forth in this AGREEMENT, the provisions in Article XI of the SEPARATION AND DISTRIBUTION AGREEMENT (which Article XI addresses counterparts, entire agreement, corporate power, governing law, assignability, third party beneficiaries, notices, severability, force majeure, publicity, expenses, headings, survival of covenants, waivers of default, specific performance, amendments, interpretation, jurisdiction and service of process, currency and late payments) other than the provisions thereof relating to assignability, shall apply mutatis mutandis to this AGREEMENT.

16.	Independent Contractor

(a)           LICENSEE is an independent contractor and nothing contained in this AGREEMENT shall constitute LICENSEE or any sublicensee pursuant to Section 2(b), the agent or the legal representative of LICENSOR for any purpose whatsoever. LICENSEE is not granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of LICENSOR, or to bind LICENSOR in any manner, or with respect to anything whatsoever. LICENSEE shall have, at its sole cost and expense, the sole responsibility to comply with all laws relating to the provision of the SERVICES and the manufacture and marketing of the PRODUCTS.

17.	Assignment

Neither this AGREEMENT nor any of the rights, licenses and obligations of LICENSEE hereunder shall be assigned, conveyed, sublicensed (except as otherwise provided in Section 2) or transferred in whole or in part by LICENSEE without LICENSOR’s prior written consent; provided, however, that LICENSEE may assign this AGREEMENT without the consent of LICENSOR to any third party that acquires, by any means, including by merger or consolidation, assets of LICENSEE or its SUBSIDIARIES, including EQUITY INTERESTS in any SUBSIDIARIES of LICENSEE, that constitute all or substantially all the consolidated assets of LICENSEE and its SUBSIDIARIES that are used in connection with the BHS BUSINESS (as defined in the TRANSITION SERVICES AGREEMENT); provided further, that if LICENSEE effects an assignment to a COMPETITOR pursuant to the foregoing proviso, LICENSOR shall have the right to terminate this AGREEMENT upon 180 days’ prior written notice to LICENSEE. Notwithstanding anything herein to the contrary, LICENSOR agrees not to effect (or allow any of its SUBSIDIARIES to effect), or enter into (or allow any of its SUBSIDIARIES to enter into) any agreement to effect, any sale, transfer or other disposition by any means of assets constituting all or substantially all the consolidated assets of LICENSOR and its SUBSIDIARIES to any PERSON (other than LICENSOR or any of its SUBSIDIARIES) if the successor, surviving or acquiring PERSON will not automatically succeed to the obligations of LICENSOR under this AGREEMENT by operation of law, unless such PERSON agrees in writing, for the benefit of LICENSEE, to assume the obligations of LICENSOR hereunder. Any purported assignment in violation of this Section 17 shall be void and shall constitute a material breach of this AGREEMENT. Except as expressly provided herein, this AGREEMENT shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and the parties entitled to indemnification hereunder and no other PERSON shall have any right, obligation or benefit hereunder. The rights of LICENSEE under the licenses granted pursuant to Section 2 in respect of any TRADE SYMBOL shall continue in full force and effect after any transfer of such TRADE SYMBOL by LICENSOR to a third party during the TERM, and LICENSOR agrees that prior to any transfer of any TRADE SYMBOL LICENSOR shall obtain the agreement of the transferee in a writing addressed to LICENSEE to be bound by the licenses granted under this AGREEMENT with respect to such TRADE SYMBOL. Further, in the event of an assignment of this AGREEMENT by LICENSOR, to the extent LICENSOR retains ownership of any of the TRADE SYMBOLS, the rights of LICENSEE under the licenses granted pursuant to Section 2 in respect of such TRADE SYMBOLS shall continue in full force and effect after such assignment.

IN WITNESS WHEREOF, each of the parties hereto has caused this AGREEMENT to be executed and sealed by its duly authorized representative on the date indicated.

BRINK’S NETWORK, INCORPORATED,

by

Name:
Title:

BRINK’S HOME SECURITY HOLDINGS, INC.,

by

Name:
Title:

Acknowledged and Agreed as to Sections 5(f) and 5(k):
BRINK’S HOME SECURITY, INC.,

by

Name:
Title:

Schedule A

I.	TRADEMARK	INTERNATIONAL CLASS	U.S. REG. NO./APP. NO.

	BRINK’S	35	529,622

	BRINK’S INCORPORATED Oval with Wings & Letter “B”	35	627,536

	Oval with Wings & Letter “B” & Money Box	36	643,998

	Shield With Wings & Letter “B”	36	754,329

	BRINK’S	39	1,309,375

	BRINKS + design	35, 36, 39	1,313,790

	BRINKS + design	35	1,411,610

	*BRINK’S HOME SECURITY	35	1,412,587

	AFFORDABLE PROTECTION. A NAME YOU CAN TRUST.	35	1,578,050

	BRINKS + design	9	App. No. 76/689,349

	A TRUSTED NAME IN SECURITY SINCE 1859

	SECURITY SINCE 1859

	DEPICTION OF BRINK’S TRUCK

* BHS TRADE SYMBOL

II.	TRADEMARK	CLASS	CANADA REG./APP. NO.

	BRINK’S	35,36,39	TMA316,696

	BRINKS+D	35,36,37,49	TMA310,611

	Shield Design and Letter “B”	35,36,39,41	TMA281,451

	MONEY AND VALUABLES Wings	35,36	TMA133,222

	*BRINK’S HOME SECURITY	45	TMA450,039

	*BRINK’S HOME SECURITY	6,13,21	TMA506,613

	*BRINKS HOME SECURITY+D	6,13,21	TMA506,657

	*BRINKS HOME SECUR1TY+D	9	TMA541,336

* BHS TRADE SYMBOL

III.	TRADE NAME

Brink’s Business Security

Brink’s Home Technologies

Brink’s Home Security Canada

Brink's Home Security Holdings

* BHS TRADE SYMBOL

IV.	DOMAIN NAMES

	brinksalarmsystem.com	brinksalarm.com
	brinksdoorlock.com	brinkscompany.org
	mybrinks.net	brinksextinguisher.com
	brinks-locks.com	brinksfire.com
	brinks-locks.net	brinksfireextinguisher.com
	brinks-safe.com	brinksguard.com
	brinks-safe.net	brinkshomesecuritysucks.biz
	brinkslocks.com	brinkshomesecuritysucks.com
	brinkslocks.net	brinkshomesecuritysucks.net
	brinkssafe.com	brinkslights.com
	brinkssafe.net	brinksprotection.com
	brinkspadlocks.com	brinkssecurity.net
	brinkspadlocks.net	brinkssucks.biz
	brinkssecure.net	brinkssucks.net
	brinkssecure.org	brinksucks.biz
	brinkshome.com	brinksucks.com
	brinkshome.net	brinksucks.net
	brinkshome.org	thebrinkscompany.org
	brinksgold.com	brinksburglaralarm.com
	brinksgold.net	brinksburglaralarm.net
	brinkshomeoffice.com	brinksburglaralarm.org
	brinkshomeoffice.net	brinkshomealarm.net
	brinkshomeoffice.org	brinkshomealarm.org
	brinkshomesecurity.net	brinkssecurity.org
	brinkshomesecurity.org	*brinksauthorizeddealer.com
	buybrinks.com	*brinkshometechnologies.com
	*brinksbusinesssecurity.com	gobrinks.com
	brinksalarms.net	mybrinksonline.com
	brinksalarms.org	bhssecurity.com
	*brinkshomesecurityholdings.com	*brinkshomesecurity.com
	*brinkshomesecurityholdings.net	brinks.com
	*brinkshomesecurityholdings.org	*mybrinks.com
	brinks-safes.net	mybrinks.org
	brinks-sucks.biz	brinkshomesecurity.biz
	brinks-sucks.net	brinkshomesecurity.info

* BHS TRADE SYMBOL

BRINK’S